UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2019 Annual Meeting of Stockholders on May 9, 2019. The following matters were voted on by the Company’s stockholders and received the following votes:
Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2020 annual meeting of stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Coley Clark	42,679,563	362,752	9,271	8,429,061
Victor W. Dahir	42,875,259	157,058	19,269	8,429,061
Antonio O. Garza	42,710,493	321,793	19,300	8,429,061
W. Alexander Holmes	42,147,215	895,118	9,253	8,429,061
Seth W. Lawry	33,181,694	9,853,632	16,260	8,429,061
Michael P. Rafferty	42,809,247	205,837	36,502	8,429,061
Ganesh B. Rao	42,390,632	644,711	16,243	8,429,061
W. Bruce Turner	42,827,789	204,487	19,310	8,429,061
Peggy Vaughan	42,889,686	146,693	15,207	8,429,061
Proposal 2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019.

For	Against	Abstain
51,287,221	163,114	30,312

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	Francis Aaron Henry
Title:	General Counsel and Corporate Secretary
Date: May 13, 2019